EXHIBIT A

Directors and Executive Officers of Delek US Holdings, Inc.

Name	Principal Occupation	Citizenship
Ezra Uzi Yemin	Chairman, President and Chief Executive Officer	United States
William J. Finnerty	Director	United States
Richard J. Marcogliese	Director	United States
Gary M. Sullivan, Jr.	Director	United States
Vicky Sutil	Director	United States
Laurie Tolson	Director	United States
Shlomo Zohar	Director	Israel
Reuven Spiegel	Executive Vice President and Chief Financial Officer	United States
Denise McWatters	Executive Vice President, General Counsel and Corporate Secretary	United States
Todd O’Malley	Executive Vice President and Chief Commercial Officer	United States
Nithia Thaver	Executive Vice President, Refining	United States

Directors and Executive Officers of Delek US Energy, Inc.

Name	Position	Citizenship
Ezra Uzi Yemin	President	United States
Reuven Spiegel	Director and Treasurer	United States
Denise McWatters	Secretary	United States
Todd O’Malley	Director and Vice President	United States
Nithia Thaver	Director and Officer	United States

Directors and Executive Officers of Delek Logistics Services Company

Name	Position	Citizenship
Ezra Uzi Yemin	President	United States
Reuven Spiegel	Director and Treasurer	United States
Denise McWatters	Secretary	United States
Todd O’Malley	Director and Vice President	United States
Nithia Thaver	Director	United States